Exhibit 10.15

Confidential Materials omitted and filed separately with the

Securities and Exchange Commission. Double asterisks denote omissions.

CONFIDENTIAL

EXCLUSIVE LICENSE AGREEMENT
Johns Hopkins University and Kala Pharmaceuticals, Inc.

This Exclusive License Agreement (the “Agreement”) is entered into by and between The Johns Hopkins University, a Maryland corporation having an address at 3400 N. Charles Street, Baltimore, Maryland, 21218 (“JHU”) and Kala Pharmaceuticals, Inc., (“Licensee”), a Delaware corporation having an address at 100 Beaver Street, Suite 201, Waltham, MA 02453 and is effective on the May 1, 2017 (“Effective Date”).

RECITALS

A.            JHU owns, by assignment from Licensee, certain valuable inventions, know-how, data, materials, discoveries, and/or related intellectual property as described in Exhibit A (collectively, the “Technology”).

B.            JHU desires Licensee to further develop, market, and otherwise commercialize the Technology to make useful products and services available for the benefit of the public in accordance with JHU’s mission and purpose, including members of undeveloped countries and poor populations.

C.            Licensee desires to license-back certain rights in the Technology for the purpose of developing, manufacturing, using and/or distributing products and services in accordance with this Agreement.

The parties agree, with the intent to be legally bound, as follows:

1.                                      DEFINITIONS AND SCOPE

Capitalized terms have the meanings set forth in Exhibit B or as defined herein.

2.                                      GRANT OF LICENSES

2.1.                            Grant of Exclusive Patent License.  Subject to this Agreement, JHU grants Licensee a paid-in-full, non-royalty bearing, exclusive license under the Licensed Patents to make, have made, use, import, offer to sell and sell Licensed Products in the Licensed Territory in the Field of Use including the right to grant Sublicenses.

2.2.                            Grant of Exclusive License to Data, Know-how, Materials.  Subject to this Agreement, JHU grants Licensee a paid-in-full, non-royalty bearing, exclusive license to Licensed Data, Licensed Know-how, and Licensed Materials for all uses in the Licensed Territory in the Field of Use.

2.3.                            Affiliate Rights and Obligations.  The License Rights granted in Sections 2.1 and 2.2 extend to Affiliates.

2.4.                            Government Rights.  To the extent Licensed Products embody or practice

Licensed Patents developed with U.S. government funds, the Licensed Patents are subject to the Bayh Dole Act and its implementing regulations (35 U.S.C. §§ 200-204, 37 CFR Part 401) (collectively, “Bayh Dole Obligations”), including (without limitation) requirements to take effective steps in a reasonable time to achieve practical application of the Licensed Patents in the Field of Use and to assure Licensed Products sold or produced in the United States be “manufactured substantially in the United States.” Licensee shall comply with, and cooperate with JHU in assuring compliance with, the Bayh Dole Obligations.

2.5.                            Exclusions.  Nothing in this Agreement imposes obligations on JHU or grants rights in any JHU intellectual property or other assets except as expressly set forth herein.

2.6.                            JHU Retained Rights.  Subject to any additional rights as described herein, JHU retains the right to use the inventions claimed in the Patent Rights for scholarly academic research and teaching without restriction.  However, this right does not extend to the development of commercial products or services without the expressed written consent of the Licensee.

3.                                      CONSIDERATION, FEES, ROYALTIES, MILESTONES, AND EQUITY

3.1.                            No fees, royalties, milestone payments or equity considerations are due, or shall become due JHU under this Agreement.

3.2.                            JHU and Licensee (the “Parties”) acknowledge that advancing the mutually beneficial relationship and furthering the Parties’ already established good will by protecting the Licensed Patents subject to this License is full and sufficient consideration for entering into this Agreement.

4.                                      CONFIDENTIAL INFORMATION

4.1.                            During the term of this Agreement and for a period of [**] years thereafter, the parties agree that all Confidential Information disclosed by a party shall be maintained in confidence by the receiving party and shall not be disclosed by the receiving party to any third party unless agreed to in writing by the disclosing party; nor shall any such Confidential Information be used by the receiving party for any purpose other than those contemplated by this Agreement.

4.2.                            Each party shall maintain the security of Confidential Information using reasonable means that are no less secure than those used to protect its own confidential records.

5.                                      LIMITED WARRANTY, DISCLAIMERS, LIABILITY LIMITATION

5.1.                            DISCLAIMER.  JHU MAKES NO EXPRESS OR IMPLIED WARRANTY OF ANY KIND.  ALL TANGIBLE AND INTANGIBLE MATTER, INTELLECTUAL PROPERTY, TECHNOLOGY, RIGHTS, DATA, KNOW-

HOW, MATERIALS AND INFORMATION (“DELIVERABLES”) GRANTED OR PROVIDED BY JHU ARE “AS IS.” JHU MAKES NO WARRANTIES OF ANY KIND, EITHER EXPRESSED OR IMPLIED, AS TO ANY MATTER INCLUDING, BUT NOT LIMITED TO, WARRANTY OF FITNESS FOR PARTICULAR PURPOSE, MERCHANTABILITY, USEFULNESS, TITLE, OR NONINFRINGEMENT.  JHU MAKES NO WARRANTY OF ANY KIND WITH RESPECT TO USE, UTILITY, SCOPE OR SUCCESSFUL OPERATION OF DELIVERABLES.

5.2.                            LIMITS OF LIABILITY.  NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR INDIRECT, SPECIAL, OR CONSEQUENTIAL DAMAGES, SUCH AS LOSS OF PROFITS OR INABILITY TO USE DELIVERABLES, HOWEVER ARISING, EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.  Under no circumstances, shall JHU be liable for damages in excess amounts received by JHU under this Agreement during the 12 months prior to the event giving rise to the claim for damages.

6.                                      INDEMNITY AND INSURANCE

6.1.                            Indemnification.  Licensee and each applicable Licensed Party (each an “Indemnitor” and collectively “Indemnitors”) shall protect, defend, and indemnify the JHU Indemnitees from and against any claims, losses, or damages of third parties (i) arising from or related to any act or omission of an Indemnitor, (ii) caused by or arising from Licensed Products, or (ii) or allegedly arising as a consequence of an Indemnitor’s performance of, or exercise of rights under, this Agreement.  Indemnitors shall defend the JHU Indemnities against any claim subject to this Section with counsel reasonably acceptable to JHU, and shall hold the JHU Indemnitees harmless as against any judgments, fees, expenses, or other costs arising from or incidental to any such lawsuit, claim, demand or other action, whether or not any JHU Indemnitee is named as a party defendant in any such lawsuit and whether or not the JHU Indemnitees are alleged to be negligent or otherwise responsible for any injuries to persons or property.

6.2.                            Notice, Cooperation, and Participation.  JHU or a JHU Indemnitee shall provide Licensee with prompt notice of any claims subject to indemnification, and will provide reasonable cooperation in the investigation and defense of such claims.  JHU shall have the right to participate in the defense of any claim with counsel of its choice and at its own expense.  JHU shall have the right to approve any settlement that imposes any liability or obligation on JHU, or affects the validity or enforceability of the Patent Rights.

6.3.                            Insurance.  Licensee shall, continuing throughout the term of this Agreement and for a period of [**] years thereafter, obtain and maintain, in full force and effect and at Licensee’s sole cost and expense, the insurance coverage as set forth in Exhibit C, the terms of which are incorporated herein by this reference.  This Agreement and the licenses granted herein shall immediately and automatically terminate without notice in the event Licensee or a Licensed Party (as applicable) fails to obtain the insurance required hereunder, or if the insurance lapses or is cancelled.

6.4.                            Survival.  The foregoing indemnification obligations shall survive termination or expiration of this Agreement, and shall not be subject to any limitation of liability set forth in this Agreement.

7.                                      PATENTS

7.1.                            Title and Authority.  JHU shall retain and hold title to all patents and patent applications included in the Patent Rights.  Licensee retains all decision-making authority with respect to patent filing and prosecution of the Patent Rights.

7.2.                            Filing and Prosecution.  Licensee, at Licensee’s expense, shall have the exclusive right to file, prosecute and maintain all patents and patent applications included in the Patent Rights without an obligation to advise JHU or seek JHU’s input or guidance.

7.3.                            Infringement.

7.3.1.                  Notification of Infringement by third party.  Each party will promptly notify the other promptly in writing in the event it discovers, receives notice of, or otherwise reasonably suspects infringement by a third party.

7.3.2.                  Suits for Infringement.  Licensee shall have the first right, at its own expense, to initiate and prosecute an infringement action against one or more third parties to enforce the Patent Rights, provided that Licensee notifies JHU reasonably in advance of any such action and carefully considers the views of JHU and the public interest in making its decision whether or not to file suit.  Licensee shall not initiate an infringement action in the absence of a good faith belief in the validity of the asserted claims after reasonable investigation, and shall a keep JHU reasonably informed as to the status of the action.  Licensee shall consult with JHU prior to settling any action.  To the extent it is necessary to name JHU as a co-plaintiff in an infringement action brought by Licensee, JHU agrees to fully cooperate with Licensee at Licensee’s expense.  Any settlement or judgment received by Licensee will first be used to reimburse JHU for all costs incurred as a co-plaintiff and then to Licensee.

Should Licensee decline to bring an infringement action JHU shall have the right, at its sole discursion to bring an infringement suit at its expense.  To the extent it is necessary to name Licensee as a co-plaintiff in an infringement action brought by JHU, Licensee agrees to fully cooperate with JHU at JHU’s expense.  Any settlement or judgment received by JHU will first be used to reimburse Licensee for all costs incurred as a co-plaintiff and then to JHU.

Both Parties agree to cooperate fully with the other party’s infringement suit and execute any necessary documents and provide access to inventors, documents and other material as reasonably required to successfully prosecute the infringement suit.

7.4.                            Third Party Invalidity Actions.  Licensee shall defend at Licensee’s expense any declaratory judgment or other action brought by a third party naming Licensee or JHU as a defendant and alleging invalidity of any of the Patent Rights.

7.5.                            Orange Book Listing.  Licensee has the sole authority to list all relevant published Licensed Patents in the Food and Drug Administration’s “Approved Drug Products with Therapeutic Equivalence Evaluations” (“Orange Book”) as required under 37 CFR 314.53(c).

7.6.                            Marking.  All Licensed Products shall be marked with the number of the applicable patent(s) licensed hereunder in accordance with each country’s patent laws.

8.                                      DISPUTES.

8.1.                            Governing Law, Jurisdiction and Venue.  This Agreement shall be construed, and legal relations between the parties hereto shall be determined, in accordance with the laws of the State of Maryland applicable to contracts executed and wholly to be performed within the State of Maryland without giving effect to the principles of conflicts of laws.  Any disputes between the parties to the Agreement shall be brought in the state or federal courts located in Baltimore, Maryland.  Both parties hereby waive their right to a jury trial and consent to jurisdiction in such courts with respect to any disputes between them.

8.2.                            Resolution.  The parties shall attempt in good faith to resolve all disputes through means other than litigation, such as mediation, arbitration, or structured negotiations.  Each party agrees that, prior to initiating litigation, it will confer with other party about alternatives to litigation that may enable them to resolve the dispute fairly and efficiently.

9.                                      TERM AND TERMINATION

9.1.                            Term.  The term (the “Term”) of this Agreement shall commence on the Effective Date and shall continue until the date of expiration of the last to expire patent included within Patent Rights.

9.2.                            Licensee Termination for Convenience.  Licensee may terminate this Agreement upon 90 days’ written notice in advance, provided Licensee has complied with this Agreement in all material respects and is not in default of this Agreement on the effective date of such termination.

9.3.                            Termination for Breach.  Either Party may terminate this Agreement for the un-cured breach by the other party.  The Party seeking termination must have first notified the breaching party in writing of the breach and provided the breaching party [**] day to cure said breach.

10.                               Miscellaneous.

10.1.                     Use of Name.  The name of The Johns Hopkins University or The Johns Hopkins Health System or any of its constituent parts, such as the Johns Hopkins Hospital, Johns Hopkins Medicine or any contraction thereof or the name of Innovators in any advertising, promotional literature, Web sites, electronic media applications, sales literature, fundraising documents, or press releases and other print or electronic communications shall not be used for any purpose without prior written consent from an authorized representative of JHU.  Any request to make use of such names shall be made at least seven business days’ in advance of any proposed use and may be made by written request through Johns Hopkins Technology Ventures.

10.2.                     Independent Parties.  Nothing in this Agreement shall be construed to create any agency, employment, partnership, joint venture or similar relationship between the parties other than that of a licensor/licensee.  Neither party shall have any right or authority whatsoever to incur any liability or obligation (express or implied) or otherwise act in any manner in the name or on the behalf of the other, or to make any promise, warranty or representation binding on the other.

10.3.                     Notice of Claim.  Each party shall give the other party or its representative immediate notice of any suit or action filed, or prompt notice of any claim made, against them arising out of the performance of this Agreement.

10.4.                     Assignment.  Except where the assignee is an Affiliate, a successor in business, or a purchaser of substantially all of the assets of the Licensee, a party hereto shall have no right or power to assign any right or delegate any duty under this Agreement or any portion or term hereof without the express written consent of the other party.  Such consent shall not be unreasonably withheld.

10.5.                     Notices.  Any notice under any of the provisions of this Agreement shall be deemed given when deposited in the mail, postage prepaid, registered or certified first class mail and addressed to the applicable party at the address stated on the signature page hereof, or such other address as such party shall specify for itself by like notice to other party.  Each party shall also transmit a copy of such notice by electronic mail to the other party.

10.6.                     Export Control.  Certain of the Licensed Technology may be subject to United States laws and regulations (including the Arms Export Control Act, as amended, and the Export Administration Act of 1979) controlling the export of technical data, computer software, laboratory prototypes, and other commodities.  The transfer of certain technical data and commodities may require a license from the cognizant agency of the United States Government and/or written assurances that such transfers shall be made to certain foreign countries without prior approval of such agency.  Licensee or the applicable Licensed Party shall fully comply with such export control laws.  JHU makes no representation respecting the requirements for such a license, or that, if required, that such a license will be issued.

10.7.                     Successors and Assigns.  This Agreement shall bind and inure to the benefit of the successors and permitted assigns of the parties hereto.

10.8.                     No Waivers; Severability.  No waiver of any breach of this Agreement shall constitute a waiver of any other breach of the same or other provision of this Agreement, and no waiver shall be effective unless made in writing and signed by the party waiving.  Any provision hereof prohibited by or unenforceable under any applicable law of any jurisdiction shall as to such jurisdiction be deemed ineffective and deleted without affecting any other provision of this Agreement, which shall be interpreted so as to most fully achieve the intentions of the parties.

10.9.                     Entire Agreement.  This Agreement supersedes all previous agreements and understandings relating to the subject matter hereof, whether oral or in a writing, and constitutes the entire agreement of the parties hereto and shall not be amended or altered in any respect except in a writing executed by the parties.

10.10.              No Agency.  Licensee agrees that no representation or statement by any JHU employee shall be deemed to be a statement or representation by JHU, and that Licensee was not induced to enter this Agreement based upon any statement or representation of JHU, or any employee of JHU.  JHU is not responsible for any publications, experiments or results reported by any JHU employee prior to, or after, the Effective Date, including those reported by any of the Innovators.

10.11.              Binding Agreement.  Exchange of this Agreement in draft or final form between the parties shall not be considered a binding offer, and this Agreement shall not be deemed final or binding on either party until the final Agreement has been signed by both parties.

10.12.              Delays or Omissions.  Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party hereto, shall impair any such right, power or remedy to such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or in any similar breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

10.13.              Survival.  All representations, warranties, covenants and agreements made herein and which by their express terms or by implication are to be performed or continue to apply after the execution and/or termination hereof, or are prospective in nature, shall survive such execution and/or termination, as the case may be.  In addition and for avoidance of doubt, the following sections shall survive any termination or expiration: Sections 4, 5 and 6.

10.14.              No Third Party Beneficiaries.  Nothing in this Agreement shall be construed as giving any person, firm, corporation or other entity, other than the parties hereto and their successors and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision hereof.

10.15.              Headings.  Article headings are for convenient reference and not a part of this Agreement.  All Exhibits are incorporated herein by this reference.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed in duplicate counterparts, each of which shall be deemed to constitute an original, effective as of Effective Date.  The undersigned verify that they have the authority to bind to this Agreement the party on behalf of which they are executing below.

This Agreement includes the following Exhibits, which are incorporated herein:

Exhibit A: The Technology, Field of Use, and Licensed Territory
Exhibit B: Definition of Terms
Exhibit C: Insurance

Johns Hopkins University		Kala Pharmaceuticals, Inc.
By:	/s/ Neil Veloso	By:	/s/ Charles McDermott
Name:	Neil Veloso	Name:	Charles McDermott

	Exec. Director, Tech Transfer Johns Hopkins Technology Ventures	Title:	President and CEO
Title:

Date:		Date:	April 25, 2017

Address for Notices:		Address for Notices:

Neil Veloso Executive Director Johns Hopkins Technology Ventures 1812 Ashland Avenue Suite 110 Baltimore, MD 21205 Email: [**]		Charlie McDermott President Kala Pharmaceuticals, Inc. 100 Beaver Street Suite 201 Waltham, MA 02453 Email: [**]

Exhibit A

The Technology, Field of Use, and Licensed Territory

Innovators	[**]
Licensed Patents	[**]
Licensed Know-how	(a) None
Licensed Data	(a) None
Licensed Material	(a) None
Field of Use	All uses for any application and for any purpose.
Licensed Territory	Worldwide

Exhibit B

Definitions

“Affiliate” means any corporation, Licensee, partnership, joint venture or other entity, which controls, is controlled by or is under common control with Licensee, as evidenced by the direct or indirect ownership of at least 50% of voting rights governing the entity or the contractual power to control such rights.

“Confidential Information” means information disclosed by a party hereto (the “Disclosing Party”) to the other party hereto (the “Receiving Party”) in connection with performance of this Agreement, including any oral disclosures, that (i) concerns the Licensed Technical and has been maintained by the Disclosing Party as nonpublic, proprietary, or trade secret information, (ii) is marked Confidential or otherwise expressly designated as Confidential, or (iii) as to oral disclosures, identified as Confidential at the time of disclosure or described in writing as Confidential by the Disclosing Party within [**] days of disclosure to the Receiving Party.  Confidential Information does not include information that (w) was already in the Receiving Party’s possession prior to the disclosure thereof by the Disclosing Party; (x) has been published or is published hereafter, unless such publication is a breach of this Agreement; (y) is received by the Receiving Party from a third party not under an obligation of confidentiality with respect thereto; or (z) is independently developed by the Receiving Party’s employees who did not have access to Confidential Information.

“Data” means numeric, algebraic, alphabetic, summary, results, clinical, research or other scientific or technical information in written or electronic form and regardless of whether or not (i) subject to protection as a Copyrighted Work, or (ii) Confidential Information.

“JHU Indemnitees” means JHU, The Johns Hopkins Hospital, The Johns Hopkins Health System Corporation, and their affiliated entities, their present and former trustees, officers, agents, faculty, employees and students.

“Know-how” means information or knowledge of the Innovators as of the Effective Date, including Data, test results, research methodology and published matter that is necessary for commercialization of Licensed Products, including Confidential Information, publicly available information (whose relevance may be unclear to third parties), and information not readily reducible to tangible form prior to specific inquiry by Licensee.

“Field of Use” is all uses for any application and for any purpose.

“Humanitarian Purpose” means practice of License Rights in the prevention or treatment of disease in humans by or on behalf of any Qualified Humanitarian Organization (including, for clarity, practice of License by contractors, manufactures or distributors acting for or on behalf of such Qualified Humanitarian Organizations on a fee-for-service, fee-for-product or charitable basis):  (i) to manufacture Licensed Products anywhere in the world for the sole and express purposes of distribution and use of such Licensed Products in one or more [GAVI/Least Developed] Countries, and (ii) to sell or otherwise distribute Licensed Products for use solely in one or more [GAVI/Least Developed] Countries; provided, however, that sales and distribution of Licensed Products shall not be deemed made for Humanitarian Purposes unless products are distributed at locally-affordable prices.

“Innovators” means the individuals who invented, authored, or created the Technology as identified in Exhibit A.

“Licensed Patents” means the patents and patent applications listed on Exhibit A, and any and all divisional, continuation, continuation-in-part patent applications directed to the subject matter specifically described in, and that have an effective filing date of any one or more of the patents and/or applications listed in Exhibit A, reissue, or reexamination applications, and every patent that issues or reissues therefrom, and any extensions thereof.

“Licensed Data” means Data specified in Exhibit A.

“Licensed Know-how” means the Know-how described in Exhibit A.

“Licensed Material” means the Material described in Exhibit A.

“Licensed Parties” means Licensee, Affiliates, and/or Sublicensees (as applicable).

“Licensed Product” means any process, method, material, compositions, drug, or other product or service that (i) comprises, constitutes, or embodies the Technology (in whole or in part), (ii) requires use or practice of the Technology (in whole or in part) by Licensee or its customers, or (iii) is a Discovered Product or Derivative Work.

“Licensed Rights” means all rights respecting Licensed Patents, Licensed Data, Licensed Know-how, and/or Licensed Materials granted to Licensee in Section 2 of the Agreement.

“Licensed Technology” means the Licensed Patents, Licensed Data, Licensed Know-how, and any related information, copyrighted work, discoveries or material provided by JHU to Licensee related to the Licensed Patents.

“Licensed Territory” means the territory specified in Exhibit A.

“Material” means tangible matter constitutes, embodies, contains or is necessary to the derivation or use of an Invention, Know-how, or Confidential Information.

“Patent Costs” means all costs of prosecuting and maintaining any Licensed Patent including (without limitation) reasonable attorneys’ fees and expenses, and fees for patent filing(s), maintenance, annuities, translation, and defense against claims of infringement or invalidity, including (without limitation) fees and costs incurred in administrative proceedings or disputes pursuant to the America Invents Act of 2011 (such as an Inter Partes Review, Post Grant Review or Derivation Proceedings before the U.S. Patent Trial and Appeal Board).

“Patent Rights” means the rights granted to Licensee in respect of the Licensed Patents (and subject to the rights reserved or maintained by JHU).

“Qualified Humanitarian Organization’ means any governmental agency, non-governmental agency or other not-for-profit organization that has as one of its bona fide missions to address the public health needs of underserved populations on a not-for-profit basis.  For clarity, Qualified Humanitarian Organizations do not include non-governmental agencies and non-for-profit organizations that are formed or established for the benefit of any for-profit entity.

“Sublicensee” means any person or entity to which Licensee has granted a Sublicense under this Agreement.

“Sublicense” means an agreement in which Licensee (i) grants or otherwise transfers any of the Licensed Rights, (ii) agrees not to assert or seek a legal remedy for the practice of Licensed Rights, or (iii) creates an obligation to grant, assign or transfer any Licensed Rights to any other entity (other than an Affiliate).

Exhibit C

Required Insurance Coverages

1.                                      General.  Licensee shall obtain and maintain, in full force and effect and at Licensee’s sole cost and expense one or more insurance policies providing:

a)                                     Commercial general liability insurance (including coverage and any necessary endorsements for products /completed operations as well as for clinical trials if any such trials are to be performed by or on behalf of Licensee) which provides, for each annual policy period, coverage of no less than the minimum limits specified below for injury, death and property damage resulting from each occurrence during the policy period; and

b)                                     Products liability insurance obtained prior to initial human testing or first Commercial Sale of any Licensed Product in the Licensed Territory, which provides, for each annual policy period, coverage of no less than the minimum limits specified below.

2.                                      Initial Policy Limits.  The commercial general liability and products liability coverages shall have the following minimum limits:

a)                                     Commercial general liability: [**] dollars ($[**]) each occurrence, [**] dollars ($[**]) general aggregate.  Licensee shall have [**] days following the Effective Date to obtain such coverage.

b)                                     Products liability: From the date immediately prior to first commercial sale or initial human testing: $[**] per claim and $[**] in the aggregate.

c)                                      JHU may periodically evaluate the adequacy of the minimum coverage of insurance and coverage limits specified in this Agreement.  JHU reserves the right to require Licensee to adjust the insurance coverage by modifying the types of required coverages, the limits and/or financial rating and/or the method of financial rating of Licensee’s insurers as such changes are required of JHU by its insurance carrier.  JHU shall provide Licensee with reasonable notice, contingent on JHU receiving timely notice from its insurance carrier, of any proposed modification, and, if so requested by Licensee, discuss any proposed modifications in good faith.

3.                                      Policy Requirements.  Each policy of insurance required by this Agreement shall:

a)                                     be issued by reputable and financially secure insurance carriers having at least an A- rating (A- rating or above by A.M. Best) and an A.M. Best Class Size of at least VIII,

b)                                     list each of JHU, its trustees, officers, employees, faculty, staff, students, agents and their successors, heirs and assigns as additional insureds,

c)                                      be endorsed to provide that the insurer waives all subrogation rights it has or may have against any additional insured, and

d)                                     be primary in respect of all additional insureds.

4.                                      Evidence of Insurance.  Licensee shall provide JHU with a Certificate of Insurance from each such insurer which evidences compliance by Licensee with its obligations hereunder.  Upon the request of JHU, Licensee shall provide JHU with a copy of the policy, status of claims and claims history respecting any of the insurance required to be maintained by Licensee hereunder.  Further, Licensee will not cancel or fail to renew the identified insurance without giving JHU at least [**] days’ prior written notice thereof.

5.                                      Primary Coverage.  All insurance of Licensee will be primary coverage; other insurance of JHU and JHU Indemnities will be excess and noncontributory.

6.                                      Clarifications.  For the avoidance of doubt, the minimum insurance coverage and limits set forth in this Agreement do not constitute a limitation on Licensee’s liability or obligations to indemnify or defend JHU and the JHU Indemnitees and any other additional insured under this Agreement.